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                                                                 Exhibit 5.1

                                    Four Stamford Plaza          Stamford
CUMMINGS & LOCKWOOD LLC             P.O. Box 120                 Hartford
                                    Stamford, CT  06904-0120     Greenwich
                                    203.327.1700                 New Haven
                                    Fax 203.351.4535             West Hartford
                                    www.cl-law.com               Naples
                                                                 Bonita Springs



March 18, 2002


Board of Directors
Travelers Property Casualty Corp.
One Tower Square
Hartford, CT 06183

         Re: TRAVELERS PROPERTY CASUALTY CORP. - REGISTRATION
             STATEMENT ON FORM S-1 (REGISTRATION NO. 333-82388)

Dear Sirs:

We have acted as special counsel to Travelers Property Casualty Corp., a Connecticut corporation (the "COMPANY"), in connection with the issuance and sale by the Company in an initial public offering of up to 231,000,000 shares (including up to 21,000,000 shares that may be sold to cover over-allotments) (the "SHARES") of its class A common stock, par value $.01 (the "CLASS A COMMON STOCK"), covered by the above referenced Registration Statement, as amended to the date hereof (the "REGISTRATION STATEMENT").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "DOCUMENTS"): (a) the form of the Restated Certificate of Incorporation of the Company filed as
Exhibit 3.1 to the Registration Statement (the "CERTIFICATE OF INCORPORATION");
(b) the form of the Amended and Restated Bylaws of the Company filed as Exhibit
3.2 to the Registration Statement (the "BYLAWS"); (c) the Registration Statement; (d) copies of resolutions of the Board of Directors of the Company approving the initial public offering, certain amendments to the Company's certificate of incorporation, the Certificate of Incorporation and the Bylaws, adopted on March 17, 2002 and certified as of the date hereof by an officer of the Company; (e) copies of resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Shares, establishing as adequate consideration for the Shares a purchase price per Share of not less than the minimum specified by the Board of Directors of the Company, establishing its Pricing Committee and delegating to its Pricing Committee the authority to determine the purchase price of the Shares within said range and the number of Shares to be sold pursuant to the underwriting agreements, adopted on March 17, 2002 and certified as of the date hereof by an officer of the Company (the resolutions described in clauses (d) and (e) collectively, the "ISSUANCE RESOLUTIONS"); and (f) such other documents as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

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Board of Directors                    -2-                     March 18, 2002
Travelers Property Casualty Corp.


In our examination of the Documents, we have assumed that: (a) the statements made therein are accurate and complete; (b) the signatures on documents and instruments submitted to us as originals are authentic; (c) documents submitted to us as certified, conformed or photostatic copies of original documents conform with the originals thereof and the originals thereof are authentic; and
(d) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so. In rendering the opinion set forth below, we have also assumed that (i) prior to the issuance of the Shares, underwriting agreements in customary form and specifying the numbers of Shares to be sold and the purchase price per Share will have been duly executed and delivered by the Company in accordance with the Issuance Resolutions and on behalf of the underwritersof the Shares referred to in the Registration Statement; (ii) prior to the issuance of the Shares, the Certificate of Incorporation and the Bylaws will have been approved by the sole shareholder of the Company and will have become effective substantially in the forms filed as exhibits to the Registration Statement; (iii) each individual executing any of the Documents on behalf of a party (other than the Company) will be duly authorized to do so; (iv) prior to the issuance of the Shares, each of the parties executing any of the Documents will have duly and validly executed and delivered each of the Documents to which such party will be a signatory, and such party's obligations set forth therein will be legal, valid and binding and will be enforceable in accordance with all stated terms; (v) at the time of the issuance of the Shares, the Issuance Resolutions shall remain in full force and effect; (vi) the purchase price per Share specified in the underwriting agreements as determined by the Pricing Committee of the Board of Directors of the Company will be at least the minimum therefor specifically prescribed by the Board of Directors of the Company in the Issuance Resolutions and the aggregate number of Shares specified in the underwriting agreements will not exceed 231,000,000; and (vii) upon issuance of the Shares, the total number of shares of Class A Common Stock issued and outstanding will not exceed the total number of shares of Class A Common Stock that the Company is then authorized to issue.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold pursuant to the terms of the underwriting agreements described in clause
(i) of the preceding paragraph, will be duly authorized, legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Connecticut and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for filing as an exhibit to the Registration Statement and, accordingly, may not be relied upon by or quoted in any manner or delivered to any other person or entity without, in each instance, our prior written consent.




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Board of Directors                   -3-                       March 18, 2002
Travelers Property Casualty Corp.


We consent to the filling of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the prospectuses forming part of the Registration Statement.

                                        Very truly yours,

                                        CUMMINGS & LOCKWOOD LLC



                                        /s/  PAUL G. HUGHES
                                        ----------------------
                                        Paul G. Hughes
                                        Duly Authorized Member